CHASE EDUCATION LOAN TRUST 200[_]-[_]

STUDENT LOAN-BACKED CERTIFICATES, SERIES 200[_]-[_]

UNDERWRITING AGREEMENT

[________], 200[_]

J.P. Morgan Securities Inc.

As Representative of the

Several Underwriters,

270 Park Avenue 10th Floor

New York, New York 10017

Ladies and Gentlemen:

SECTION 1  Introductory. Collegiate Funding of Delaware, L.L.C., a Delaware limited liability company (the “Depositor”), has formed Chase Education Loan Trust 200[_]-[_] (the “Issuer”) to issue $[______] aggregate principal amount of floating rate Certificates (the “Certificates”).

The assets of the Issuer will include, among other things, education loans to students and/or parents of dependent students made under the Federal Family Education Loan Program (the “Trust Student Loans”) and certain monies received thereunder after the opening of business on [_____], 200[_]. The Initial Pool Balance of the Trust Student Loans will equal approximately $[_______].  The Certificates will be issued pursuant to a trust agreement to be dated as of [_______], 200[_] (the “Short-Form Trust Agreement”), between the Depositor and [_________], as interim eligible lender trustee for the benefit of the Issuer (the “Interim Eligible Lender Trustee”), as amended by the Amended and Restated Trust Agreement to be dated as of [_____], 200[_] (together with the Short-Form Trust Agreement and as further amended and supplemented from time to time, the “Trust Agreement”), among the Depositor, the Eligible Lender Trustee and the Indenture Trustee.

Simultaneously with the issuance and sale of the Certificates as described herein, the Issuer will issue $[______] aggregate principal amount of floating rate Class [A-1] Asset-Backed Notes (the “Class [A-1] Notes”), $[______] aggregate principal amount of floating rate Class [A-2] Asset-Backed Notes (the “Class [A-2] Notes”), $[______] aggregate principal amount of floating rate Class [A-3] Asset-Backed Notes (the “Class [A-3] Notes”), $[______] aggregate principal amount of floating rate Class [A-4] Asset-Backed Notes (the “Class [A-4] Notes”), $[______] aggregate principal amount of floating rate Class [A-5] Asset-Backed Notes (the “Class [A-5] Notes”), $[______] aggregate principal amount of floating rate Class [A-6] Asset-Backed Notes (the “Class [A-6] Notes” and, together with the Class [A-1] Notes, the Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes and the Class [A-5] Notes, the “Class A Notes”) and $[______] aggregate principal amount of floating rate Class B Asset-Backed Notes (the “Class B Notes”) (the “Class B Notes” and, together with the Class A Notes, the “Notes”). The Notes will be issued pursuant to the Indenture to be dated as of [_____], 200[_] (as amended and supplemented from time to time, the “Indenture”), among the Issuer, [_______], not in its individual capacity but solely as eligible lender trustee (the “Eligible Lender Trustee”) and [_______], not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”). The Notes and the Certificates are sometimes referred to collectively herein as the “Securities”.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture.

This is to confirm the agreement concerning the purchase of the Certificates from the Issuer by the several underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. is acting as representative (the “Representative”).

SECTION 2  Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, the Underwriters, that:

(a)  A registration statement on Form S-3 (No. 333-137587) has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act (the “Rules and Regulations”). Such registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended as of the time it became effective (including without limitation each deemed effective date and time in accordance with Rule 430B(f) of the Rules and Regulations (the “Effective Time”)), including all materials incorporated by reference therein and all information deemed to be part thereof pursuant to Rule 430B of the Rules and Regulations is hereinafter referred to as the “Registration Statement.”  No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission.  The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 of the Rules and Regulations, have been satisfied with respect to the Registration Statement.  The Depositor has filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations a preliminary prospectus supplement dated [_____], 200[_] relating to the sale of the Certificates (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Preliminary Prospectus Supplement”) accompanied by the base prospectus dated [______], 200[_] (the “Base Prospectus”; together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”). The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a final prospectus supplement dated [_____], 200[_] relating to the sale of the Certificates (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Prospectus Supplement”) to the Base Prospectus (together with the Prospectus Supplement, the “Prospectus”).  Any reference in this Underwriting Agreement (the “Agreement”) to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the Effective Time or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement”

with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date and on or prior to the Closing Date (as defined herein) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein.

(b)  The Registration Statement, at the Effective Time, (i) complied in all material respects with the applicable requirements of (A) the Act, (B) the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (C) the Rules and Regulations and (ii) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Depositor makes no representation and warranty with respect to information contained in or omitted from the Registration Statement in reliance upon, or in conformity with, information furnished in writing to the Depositor by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement.  The Registration Statement, as of the Closing Date, will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(c)  The Preliminary Prospectus complied, and the Prospectus will comply, when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(d)  At or prior to the time when sales to purchasers (including, without limitation, contracts of sale) of the Certificates were first made by the Underwriters, which was approximately at [___] [a.m./p.m.] on [______], 200[_] (the “Time of Sale”), the Depositor had prepared the Preliminary Prospectus (the “Time of Sale Information”) in connection with the offering of the Certificates.  If, at or subsequent to the Time of Sale and prior to the Closing Date, the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Certificates may terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Act) for any Certificates and the Underwriters enter into new Contracts of Sale with investors in the Certificates, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Depositor and the Representative that corrects such material misstatements or omissions (each, a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

(e)  The Time of Sale Information, at the Time of Sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation and warranty with respect to information contained in or omitted from the Time of Sale Information in reliance upon, or in conformity with, information furnished in writing to the Depositor by or on behalf of any

Underwriter through the Representative specifically for use in connection with the preparation of the Time of Sale Information.

(f)  The Prospectus, as of its date, as of the date of any amendment or supplement thereto and as of the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation and warranty with respect to information contained in or omitted from the Prospectus or any amendment or supplement thereto in reliance upon, or in conformity with, information furnished in writing to the Depositor by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Prospectus or any amendment to supplement thereto.  In the event the Depositor becomes aware that, as of any Time of Sale, any Time of Sale Information with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in the light of the circumstances under which they were made, not misleading (each, a “Defective Prospectus”), the Depositor shall promptly notify the Representative of such untrue statement or omission no later than two Business Days after discovery and the Depositor shall, if requested by the Representative, prepare and deliver to the Underwriters a Corrected Prospectus.

(g)  Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Free Writing Prospectus”), other than each Free Writing Prospectus listed on Annex A hereto. Each such Free Writing Prospectus is an “issuer free writing prospectus” within the meaning of Rule 433(h) of the Rules and Regulations (an “Issuer Free Writing Prospectus”).  Each Issuer Free Writing Prospectus listed on Annex A hereto (i) complied in all material respects with the Act, (ii) has been filed, to the extent required by Rule 433(d) of the Rules and Regulations, (iii) did not contain any information that conflicts with information contained in the Registration Statement, including information included pursuant to Rule 430B or Rule 430C, and not superseded or modified and (iv) when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus, at the Time of Sale, did not include an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation and warranty with respect to information contained in or omitted from each such Issuer Free Writing Prospectus in reliance upon, or in conformity with, information furnished in writing to the Depositor by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of such Issuer Free Writing Prospectus.

(h)  The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, and had at all relevant times and has power, authority and legal right to consummate the transactions contemplated therein.

(i)  The Depositor is not in breach or violation of (i) its organizational documents or (ii) any indenture, mortgage, deed or trust, lease, credit or security agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound, or in violation of any applicable law, statute, regulation or ordinance or any governmental body having jurisdiction over it, except where such breach or violation would not have a material adverse effect on the Depositor or on its ability to perform its obligations under the Transaction Documents.

(j)  Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any affiliate thereof, any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(k)  Neither the Depositor nor any of its affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the initial distribution of the Certificates, except for this Agreement.

(l)  The direction by the Depositor to the Owner Trustee to execute and authenticate the Certificates has been duly authorized by the Depositor and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee or its agent in accordance with the Trust Agreement, the Certificates will be duly issued and entitled to the benefits afforded by the Trust Agreement.

(m)  The execution, delivery and performance by the Depositor of this Agreement and the Transaction Documents to which the Depositor is a party, and the consummation by the Depositor of the transactions provided for herein and therein have been, or will have been, duly authorized by the Depositor by all necessary action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the performance by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach or violation of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the certificate of formation or limited liability company agreement of the Depositor, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any material indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments, except, in the case of clauses (ii) and (iii), for any such breaches or conflicts as would not individually or in the aggregate have a material adverse effect on the transactions contemplated hereby or on the ability of the Depositor to consummate such transactions.

(n)  When executed and delivered by the parties thereto, each of the Transaction Documents to which it is a party will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’

rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Depositor or in the event of any moratorium or similar occurrence affecting the Depositor and to general principles of equity.

(o)  All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official (except with respect to the state securities or “blue sky” laws of various jurisdictions), if so required in connection with the execution, delivery and performance of this Agreement and the Transaction Documents to which the Depositor is a party, have been or will be taken or obtained on or prior to the Closing Date.

(p)  As of the Closing Date, the representations and warranties of each of the Depositor, the Issuer, the Master Servicer and the Administrator in the Transaction Documents to which it is a party will be true and correct.

(q)  This Agreement has been duly executed and delivered by the Depositor.

(r)  Neither the Depositor nor the Issuer is an “investment company” or is required to be registered as an "investment company," as such term is defined in the Investment Company Act.

(s)  The Trust Agreement need not be qualified under the Trust Indenture Act.

(t)  The Indenture has been qualified under the Trust Indenture Act.

(u)  On the date on which the first bona fide offer of the Certificates is made, the Depositor will not be an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

SECTION 3  Purchase, Sale, Payment and Delivery of the Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer at a purchase price of [____]% of the principal amount thereof, the principal amount of the Certificates set forth opposite the name of such Underwriter in Schedule I hereto plus, in each case, accrued interest at [___] from [_____], 200[_] to, but excluding, the Closing Date.

The Issuer will deliver the Certificates to the Representative for the respective accounts of the Underwriters against payment of the purchase price in immediately available funds drawn to the order of the Issuer at the offices of McKee Nelson LLP in New York, New York at 8:00 a.m., New York City time, on [_____], 200[_], or at such other time not later than seven Business Days thereafter as the Representative and the Issuer determine, such time being herein referred to as the “Closing Date.”  The Certificates will be initially represented by one or more definitive Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), and will be made available for inspection by the Representative at the office where delivery and payment for such Certificates is to take place no later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

SECTION 4  Offering by the Underwriters.  It is understood that the Underwriters propose to offer the Certificates for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

SECTION 5  Covenants of the Depositor. The Depositor covenants and agrees with the Underwriters that:

(a)  The Depositor will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time prescribed therein and will provide evidence satisfactory to the Representative of such timely filing.  The Depositor will file any Issuer Free Writing Prospectus when and to the extent required by Rule 433(d) of the Rules and Regulations.  Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, other than an Issuer Free Writing Prospectus listed on Annex A, the Depositor will furnish to the Representative a copy of the proposed Issuer Free Writing Prospectus for review and approval.  During any period that a prospectus relating to the Certificates is required to be delivered to purchasers of the Certificates by the Underwriters and dealers participating in the initial offering and sale of the Certificates on the Closing Date under the Act (or required to be delivered but for Rule 172 of the Rules and Regulations) (the “prospectus delivery period”), the Depositor will not file any amendments to the Registration Statement or any amendments or supplements to the Prospectus unless it shall first have delivered copies of such amendments or supplements to the Representative, and if the Representative shall have reasonably objected thereto promptly after receipt thereof, the Depositor will promptly advise the Representative or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or “blue sky” law, as soon as the Depositor is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b)  If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus in order to comply with the Act or the Rules and Regulations, the Depositor promptly will prepare and file with the Commission (subject to the Representative’s prior review pursuant to paragraph (a) of this Section 5), an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

(c)  The Depositor will furnish to the Representative copies of the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

(d)  The Depositor will cooperate with the Representative in arranging for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions, or as necessary to qualify for the Euroclear System or Clearstream Banking, societe anonyme, as the Representative designates and will cooperate in continuing such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that neither the Depositor nor the Issuer shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(e)  So long as any of the Certificates is outstanding, the Depositor will furnish to the Representative as soon as practicable, (A) all documents, statements and reports distributed, or caused to be distributed, by the Depositor to the Certificateholders, (B) the reports set forth in Section 10.4(a) and (b) of the Administration Agreement and Section 7.4(a) and (b) of the Master Servicing Agreement and (C) from time to time, such other information in the possession of the Depositor concerning the Issuer and any other information concerning the Depositor filed with any governmental or regulatory authority which is otherwise publicly available, as the Representative may reasonably request; provided, however, that the Depositor shall not be required to furnish hereunder any reports concerning the Issuer filed by the Depositor with the Commission.

(f)  On or before the Closing Date, the Depositor shall cause its computer records relating to the Trust Student Loans to be marked to show the Issuer’s absolute ownership of the Trust Student Loans and, from and after the Closing Date, the Depositor shall not take any action inconsistent with the Issuer’s ownership of the Trust Student Loans and the security interest of the Indenture Trustee therein, other than as permitted by the Transfer Agreement.

(g)  To the extent, if any, that the rating provided with respect to the Certificates by S&P, Moody’s and/or Fitch is conditional upon the furnishing of documents or the taking of any other actions by the Depositor agreed upon on or prior to the Closing Date, the Depositor shall furnish such documents and take any such other actions.

(h)  For the period beginning on the date hereof and ending on the Closing Date, unless waived by the Representative, neither the Depositor nor any trust originated, directly or indirectly, by the Depositor will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, consolidation education loans to students and/or parents of dependent students made under the Federal Family Education Loan Program.

(i)  As soon as practicable, but not later than fifteen months after the date hereof, the Depositor will cause the Issuer to make generally available to Certificateholders an earnings statement of the Issuer covering a period of at least twelve months beginning after the Effective Time that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(j)  The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433(d) of the Rules and Regulations.

SECTION 6  Payment of Expenses. The Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the fees and disbursements of counsel to the Indenture Trustee, Owner Trustee and Eligible Lender Trustee, (iii) the fees of the Rating Agencies and (iv) blue sky expenses; provided, however, that the Underwriters may reimburse the Depositor for certain expenses incurred by the Depositor as agreed to by the Underwriters and the Depositor.

SECTION 7  Conditions to the Obligations of the Underwriters.  The obligation of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Depositor herein on the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

(a)  On or prior to the date hereof, the Representative shall have received a letter (a “Procedures Letter”), dated the date of this Agreement, of PricewaterhouseCoopers LLP verifying the accuracy of such financial and statistical data contained in the Preliminary Prospectus and the Prospectus as the Representative shall deem reasonably advisable.  In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representative shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

(b)  The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; the Depositor shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Depositor, the Master Servicer, the Administrator or JPMorgan Chase & Co. which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Certificates or makes it impractical to market the Certificates; (ii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Depositor or JPMorgan Chase & Co. on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (iii) any banking moratorium declared by federal or New York authorities; or (iv) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of and any payment for the Certificates.

(d)  The Representative shall have received opinions, dated the Closing Date and reasonably satisfactory, when taken together, in form and substance to the Representative, of in-house counsel, McKee Nelson LLP, special counsel to the Depositor, and [Richards, Layton & Finger, P.A.], special counsel to the Issuer, and such other counsel otherwise reasonably acceptable to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

(e)  The Representative shall have received opinions, dated the Closing Date and reasonably satisfactory, when taken together, in form and substance to the Representative, of in-house counsel, McKee Nelson LLP, special counsel to the Administrator and the Master Servicer and such other counsel otherwise reasonably acceptable to the Representative, with respect to such matters regarding the Administrator and the Master Servicer as are customary for the type of transaction contemplated by this Agreement.

(f)  The Representative shall have received opinions, dated the Closing Date and reasonably satisfactory, when taken together, in form and substance to the Representative, of in-house counsel, McKee Nelson LLP, special counsel to the Subservicer and such other counsel otherwise reasonably acceptable to the Representative, with respect to such matters regarding the Subservicer as are customary for the type of transaction contemplated by this Agreement.

(g)  The Representative shall have received an opinion or opinions of McKee Nelson LLP, special counsel to the Depositor, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to certain matters relating to the treatment of the transfer of the Trust Student Loans from the Sellers to the Depositor and the Depositor to the Issuer and with respect to a grant of a security interest in the Trust Student Loans to the Indenture Trustee and with respect to the perfection of the Indenture Trustee’s interest in the Trust Student Loans.

(h)  The Representative shall have received from Sidley Austin LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Depositor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)  The Representative shall have received an opinion of McKee Nelson LLP, special tax counsel to the Depositor, dated the Closing Date and reasonably satisfactory in form and to the effect (a) that under current United States federal income tax law the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes and (b) that, subject to the qualifications set forth therein, the statements made in the Preliminary Prospectus and the Prospectus under the caption “U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the United States federal income tax matters described therein.

(j)  The Representative shall have received an opinion of [_________], special counsel to the Eligible Lender Trustee and Interim Eligible Lender Trustee, and such other counsel reasonably satisfactory to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

(k)  The Representative shall have received an opinion of [_________], special counsel to the Owner Trustee, and such other counsel reasonably satisfactory to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

(l)  The Certificates shall have been rated “[__]” by S&P, “[__]” by Moody’s and “[__]” by Fitch.

(m)  The Representative shall have received a certificate, dated the Closing Date, of an attorney-in-fact, a Vice President or more senior officer of the Depositor in which such person, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Depositor in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of the Depositor in the Transfer Agreement and the Trust Agreement are true and correct as of the dates specified in the Transfer Agreement and the Trust Agreement, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Depositor’s Student Loan business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (vi) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(n)  The Representative shall have received a certificate, dated the Closing Date, of each Significant Guarantor (as defined in the Prospectus), to the effect that the information regarding such Significant Guarantor in the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o)  The Depositor will furnish, or cause to be furnished, to the Representative such number of conformed copies of such opinions, certificates, letters and documents referenced in this Section 7 as the Representative reasonably requests.

SECTION 8  Indemnification.

(a)  The Depositor and JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), jointly and severally, will indemnify and hold harmless each Underwriter against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such

Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of, of are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer Information (as hereinafter defined) contained in any Underwriter Free Writing Prospectus (as hereinafter defined) or in any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading; and, in each case, will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither the Depositor nor JPMorgan Chase Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Depositor or JPMorgan Chase Bank by any Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Free Writing Prospectus.

(b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Depositor, its directors, each of its officers or agents who signed the Registration Statement, and each Person, if any, who controls the Depositor within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made (i) in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Free Writing Prospectus or (ii) in any Underwriter Free Writing Prospectus; provided, however, that no Underwriter shall be obligated to so indemnify and hold harmless an indemnified party to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission in any Underwriter Free Writing Prospectus resulting from an error or omission in (A) Issuer Information which was not corrected by Issuer Information subsequently supplied by the Depositor to the Underwriter at any time prior to the Time of Sale, and (B) the information contained in the Prospectus or the Time of Sale Information (other than in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any Free Writing Prospectus).

(c)  Each indemnified party shall give prompt notice to the indemnifying party of any third-party action commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel), and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (a) or (b) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d)  No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)  The obligations of the Depositor and JPMorgan Chase Bank under this Section 8 shall be in addition to any liability which the Depositor and JPMorgan Chase Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and each Underwriter’s obligations under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor, each officer or agent who signed the Registration Statement and to each Person, if any, who controls the Depositor within the meaning of Section 15 of the Act.

SECTION 9  Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unavailable other than in accordance with its terms, the Depositor, JPMorgan Chase Bank and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Depositor, JPMorgan Chase Bank or the Underwriters, as incurred, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Depositor and JPMorgan Chase Bank are jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Depositor, each officer or agent of the Depositor who signed the Registration Statement, and each Person, if any, who controls the Depositor within the meaning of Section 15 of the Act shall have the same rights to contribution as the Depositor.

SECTION 10  Default of Underwriters. If any Underwriter defaults in its obligations to purchase the Certificates hereunder and the aggregate principal amount of the Certificates that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Certificates with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Certificates and arrangements satisfactory to the Representative and the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 11.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 11  Offering Communications: Free Writing Prospectuses and ABS Informational and Computational Materials.

(a)  Each Underwriter, severally, represents and warrants to the Depositor that it has not and will not distribute any written materials that would be treated as “ABS informational and computational material,” as defined in Item 1101 (a) of Regulation AB under the Act (“ABS Informational and Computational Materials”).

(b)  Each Underwriter represents, warrants and agrees with the Depositor that other than the Time of Sale Information and the Prospectus, such Underwriter has not conveyed and will not convey, without the Depositor’s prior written approval, to any potential purchaser of the Certificates any other written material of any kind that would constitute a Free Writing Prospectus or a “prospectus,” as defined in Section 2(a)(10) of the Act; provided, however, that each Underwriter may prepare and convey to one or more of its potential purchasers of the Certificates a Free Writing Prospectus containing no more than the following information: (A) information permitted under Rule 134 of the Rules and Regulations, including but not limited to, information relating to the size, weighted average life, rating, scheduled final payment date and/or final price of the Certificates, as well as a column or other entry showing the status of the subscriptions for the Certificates and/or expected pricing parameters of the Certificates and (B) information customarily contained in confirmations of sale of securities and notices of allocations (each such written communication, a “Permitted Underwriter Communication”), provided, that such Underwriter shall not distribute such Free Writing Prospectus in a manner that would require the filing of such Free Writing Prospectus pursuant to Rule 433(d) of the Rules and Regulations, provided, further, that no Underwriter has or may distribute any information described in clause (A) above that would be “issuer information” as defined in Rule 433 of the Rules and Regulations other than (i) information that has already been filed with the Commission, (ii) preliminary terms of the Certificates not required to be filed with the Commission and (iii) information relating to the final terms of the Certificates required to be filed with the Commission within two days of the later of the date such final terms have been established for the Certificates and the date of first use of such information pursuant to Rule 433(b)(5)(ii) of the Rules and Regulations.

(c)  Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus prepared by or on behalf of such Underwriter (each, an “Underwriter Free Writing Prospectus”) did not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of the Certificates, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent any misstatement or omission was the result of any inaccurate information which was publicly available or provided to such Underwriter by or on behalf of the Depositor (such information, “Issuer Information”), which information was not corrected by Issuer Information subsequently supplied by or on behalf of the Depositor to such Underwriter prior to the Time of Sale.

(d)  Each of the Depositor and the Underwriters agree that any Free Writing Prospectus prepared by it shall contain the legend required by Rule 433 of the Rules and Regulations.

(e)  Each Underwriter will, pursuant to reasonable procedures determined in good faith, retain copies of each Underwriter Free Writing prospectus prepared by it that is not required to be filed with the Commission in accordance with Rule 433 of the Rules and Regulations.

(f)  Each Underwriter shall deliver to the Depositor, not less than one Business Day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Certificates required to be filed with the Commission pursuant to Rule 433(b)(5)(ii) of the Rules and Regulations.

(g)  The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 11(f) not later than two days after the later of the date such final terms have been established for the Certificates and the date of first use of such information pursuant to Rule 433(b)(5)(ii) of the Rules and Regulations; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 11(f).

SECTION 12  Additional Underwriter Representations.

(a)  Each Underwriter, severally, represents and agrees (i) that it did not enter into any contract of sale for any Certificates prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter,” as defined in Section 2(a)(11) of the Act, with respect to the Certificates, convey to each purchaser to whom Certificates are sold by it during the period prior to the filing of the Prospectus (as notified to the Representative by the Depositor), at or prior to the applicable time of any such contract of sale with respect to such purchaser, the Preliminary Prospectus.

(b)  Each Underwriter acknowledges and agrees that for all purposes of Rule 159A of the Rules and Regulations, solely as between it and the other Underwriters such Underwriter shall be responsible only for any Underwriter Free Writing Prospectus prepared by such Underwriter or any other Underwriter Free Writing Prospectus used or referred to in connection with the offering or selling of the Certificates by such Underwriter to any investor.  Each Underwriter acknowledges and agrees that it has not participated in the planning for the use of any Underwriter Free Writing Prospectus prepared by any other Underwriter in any manner.

(c)  Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i)  Prior to entering into any Contract of Sale, it shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(ii)  If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to agree to purchase the Certificates on the terms described in the Corrected Prospectus.

SECTION 13  Arm’s Length Transaction. The Depositor acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other Person. Additionally, neither the Representative nor any other Underwriter is advising the Depositor or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Depositor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Depositor with respect thereto.  Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

SECTION 14  Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or its officers, JPMorgan Chase Bank and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor, JPMorgan Chase Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates.  If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 hereof and the respective obligations of the Depositor, JPMorgan Chase Bank and the Underwriters pursuant to Sections 8 and 9 hereof shall remain in effect.  If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (ii), (iii) or (iv) of Section 7(c) hereof, the Depositor will reimburse each Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates.

SECTION 15  Notices. All communications hereunder will be in writing and if sent to the Representative or the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at J.P. Morgan Securities Inc., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: North American ABS, or, if sent to the Depositor, will be mailed, delivered, or telegraphed and confirmed to Collegiate Funding of Delaware, L.L.C., 10304 Spotsylvania Avenue, Suite 100, Fredericksburg, Virginia 22408 or, if sent to the JPMorgan Chase Bank, will be mailed, delivered, or telegraphed and confirmed to JPMorgan Chase Bank, 10 South Dearborn Street, Floor 22, Chicago, Illinois 60603, Attn: Stephen R. Etherington.

SECTION 16  Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18  No Bankruptcy Petition.  Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Issuer, it will not institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law.

SECTION 19  APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 20  United Kingdom. Each Underwriter hereby severally represents to and agrees with the Depositor that:

(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and

(c)  In relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, that with effect from and including the “Relevant Implementation Date” for such Relevant Member State, which is the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Certificates to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Certificates to the public in that Relevant Member State:

(i)  in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(ii)  at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(iii)  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iv)  at any time in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraphs, the expression an “offer of the certificates to the public” in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

For purposes of the above paragraphs, (i) “Relevant Member State” means each member state of the European Economic Area, (ii) “European Economic Area” means the European Union member states (currently Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, The Netherlands and the United Kingdom), together with Iceland, Liechtenstein and Norway, and (iii) “Prospectus Directive” means [____] and includes any relevant implementing measure in each Relevant Member State.

For purposes of this provision, “FSMA” means the Financial Services and Markets Act 2000.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

Very truly yours, COLLEGIATE FUNDING OF DELAWARE, L.L.C. By: ________________________________ Name: Title:

CHASE EDUCATION LOAN TRUST 200[__]-[__] By: [_______________], not in its individual capacity but solely as Owner Trustee By: ________________________________ Name: Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION By: ________________________________ Name: Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above:
J.P. MORGAN SECURITIES INC. on behalf of itself and as Representative of the several Underwriters, named in Schedule I By: ________________________________ Name: Title:

SCHEDULE I

Underwriter	Principal Amount of Certificates
J.P. Morgan Securities Inc.	$[______]
[____________________]	$[______]
[____________________]	$[______]
Total	$[______]

ANNEX A

[To be provided, if any.]

The Depositor has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the Commission for more complete information about the Depositor, the Issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission web site at www.sec.gov. Alternatively, the Issuer, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [________] or by emailing [_______] at [_______].  Any disclaimer below is not applicable and should be disregarded.

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